    As filed with the Securities and Exchange Commission on May 4, 1999
                                                      Registration No. 333-74719

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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                               ----------------

                            AMENDMENT NO. 2 TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                               ----------------

                               ZANY BRAINY, INC.
             (Exact name of registrant as specified in its charter)

                               ----------------

          Pennsylvania                         5945                 23-2663337
  (State or other jurisdiction     (Primary Standard Industrial    (IRS Employer
of incorporation or organization)    Classification Code No.)   Identification No.)

                               ----------------

                           308 East Lancaster Avenue
                              Wynnewood, PA 19096
                                 (610) 896-1500
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               ----------------

                               Keith C. Spurgeon
                            Chief Executive Officer
                           308 East Lancaster Avenue
                              Wynnewood, PA 19096
                                 (610) 896-1500
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                        Copies of all communications to:

             ALAN SINGER                            THOMAS C. SADLER
     Morgan, Lewis & Bockius LLP                    Latham & Watkins
         1701 Market Street                  633 West 5th Street, Suite 4000
     Philadelphia, PA 19103-2921                  Los Angeles, CA 90071
           (215) 963-5000                            (213) 485-1234

                               ----------------

   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               ----------------

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to such
Section 8(a), may determine.

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

                                    Part II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

   The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimated except the Securities and Exchange Commission registration fee, the NASD filing fee and the Nasdaq National Market listing fee.

   Securities and Exchange Commission registration fee........... $   27,174.50
   National Association of Securities Dealers, Inc. filing fee...     10,275.00
   Transfer Agent's fees and expenses............................      5,000.00
   Printing and engraving expenses...............................    175,000.00
   Legal fees and expenses.......................................    300,000.00
   Blue sky fees and expenses....................................      7,500.00
   Nasdaq National Market listing fee............................     95,000.00
   Accountants' fees and expenses................................    300,000.00
   Miscellaneous.................................................    430,050.50
                                                                  -------------
   Total Expenses................................................ $1,350,000.00
                                                                  =============

Item 14. Indemnification of Directors and Officers.

   The Pennsylvania Business Corporation Law and Zany Brainy's Amended and Restated Bylaws limit the monetary liability of directors to Zany Brainy and to its shareholders and provide for indemnification of Zany Brainy's officers and directors for liabilities and expenses that they may incur in such capacities. In general, officers and directors are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of Zany Brainy, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. In addition, Zany Brainy's Amended and Restated Bylaws provide that Zany Brainy shall indemnify its officers and directors to the fullest extent permitted by Pennsylvania law, including some instances in which indemnification is otherwise discretionary under Pennsylvania law. Reference is made to Zany Brainy's Amended and Restated Bylaws filed as Exhibit 3.2 hereto.

   Zany Brainy has an insurance policy which insures the directors and officers of Zany Brainy against certain liabilities which might be incurred in connection with the performance of their duties.

Item 15. Recent Sales of Unregistered Securities

   During the past three years, Zany Brainy has issued and sold unregistered securities in the transactions described below.

Shares of Preferred Stock

1. Pursuant to a Purchase Agreement dated September 24, 1996 and November 27, 1996, Zany Brainy issued an aggregate of 749,984 shares of Series C Convertible Preferred Stock to 39 accredited investors for a purchase price of $22.50 per share, or an aggregate purchase price of $16,874,640.

2. Pursuant to a Purchase Agreement dated September 24, 1996, Zany Brainy issued an aggregate of 748,334 shares of Series BB Convertible Preferred Stock to 35 holders of Zany Brainy's Series B Convertible Preferred Stock in exchange for these holders' shares of Series B Convertible Preferred Stock.

Options to Purchase Common Stock

3. The Company from time to time has granted stock options to employees, directors and consultants. The following table sets forth certain information regarding such grants:

                                                        No. of      Range of
                                                        Shares   Exercise Prices
                                                       --------- ---------------
   1996...............................................   758,101      $4.00
   1997............................................... 1,169,507 $3.33 to $4.00
   1998...............................................   472,497 $4.00 to $9.00
   1999...............................................

4. The following table sets forth certain information regarding option exercises:

                                                          No. of    Range of
                                                          Shares Exercise Prices
                                                          ------ ---------------
   1996..................................................  4,878 $3.33 to $4.00
   1997.................................................. 10,392 $3.33 to $4.00
   1998.................................................. 22,048      $3.33
   1999..................................................

   Zany Brainy believes that the issuance of shares and under the Purchase Agreements described above did not involve a public offering and were exempt from registration under Section 4(2) of the Securities Act because such issuances were made to a limited group of persons, each of whom was believed to have been a sophisticated investor or had a pre-existing business or personal relationship with Zany Brainy or its management and because each such person was purchasing for investment without a view to further distribution. Restrictive legends were placed on stock certificates and are contained in stock option agreements evidencing the securities described above. Shares issued upon exercise of options were exempt from registration under Rule 3(b) of the Securities Act and Rule 701 promulgated thereunder.

Item 16. Exhibits and Financial Statement Schedules.

   (a) The following exhibits are filed as part of this registration statement:

                                    EXHIBITS

 Exhibit
 Number  Description
 ------- ---------------------------------------------------------------------
  1**    Form of Underwriting Agreement
  3.1**  Form of Amended and Restated Articles of Incorporation
  3.2*   Amended and Restated Bylaws
  5*     Opinion of Morgan, Lewis & Bockius LLP regarding the legality of the shares of common stock being registered
 10.1**  1993 Stock Incentive Plan
 10.2**  1998 Equity Compensation Plan
 10.3**  Form of Stock Purchase Agreement providing registration rights to certain shareholders
 10.4**  Employment Agreement with Keith C. Spurgeon
 10.5**  Employment Agreement with Thomas G. Vellios
 10.6**  Employment Agreement with Robert A. Helpert
 10.7**  Amended and Restated Loan and Security Agreement dated October 9,
         1997, as amended, between Zany Brainy, Inc. and First Union
         Corporation, as successor in interest to CoreStates Bank, N.A.
 21**    Subsidiaries
 23.1    Consent of Arthur Andersen LLP
         Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed
 23.2*   as Exhibit 5 hereto)
         Power of Attorney (included on signature page to this Registration
 24.1**  Statement)
 27**    Financial Data Schedule

--------
** Previously filed.
*  To be filed by amendment.

   (b) Financial statement schedules have been omitted because they are inapplicable, are not required under applicable provisions of Regulation S-X, or the information that would otherwise be included in such schedules is contained in the registrant's financial statements or accompanying notes.

Item 17. Undertakings.

   (a) The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

   (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   (c) The undersigned Registrant hereby undertakes that:

  (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

  (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wynnewood, Pennsylvania on May 4, 1999.


                                          ZANY BRAINY, INC.

                                                   /s/ Keith C. Spurgeon
                                          By:
                                              ---------------------------------
                                               Keith C. Spurgeon
                                               Chairman of the Board and Chief
                                               Executive Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          Signature                     Capacity                            Date

/s/ Keith C. Spurgeon                 Chairman of the                   May 4, 1999
-----------------------------------   Board and Chief
         Keith C. Spurgeon            Executive Officer
                                      (principal executive officer)

                *                     Chief Financial                   May 4, 1999
-----------------------------------   Officer (principal
         Robert A. Helpert            financial and
                                      accounting officer)

                *
-----------------------------------   Director                          May 4, 1999
         C. Donald Dorsey


                *                     Director                          May 4, 1999
-----------------------------------
           Robert A. Fox


                *                     Director                          May 4, 1999
----------------------------------
     Gerald R. Gallagher


                *
----------------------------------    Director                          May 4, 1999
        Henry Nasella


                *                     Director                          May 4, 1999
----------------------------------
        Yves B. Sisteron


                *                     Director                          May 4, 1999
----------------------------------
       David V. Wachs


      /s/ Keith C. Spurgeon
By_____________________________
        Attorney-in-Fact


                                 EXHIBIT INDEX

 Exhibit
 Number  Description
 ------- ---------------------------------------------------------------------
  1**    Form of Underwriting Agreement
  3.1**  Form of Amended and Restated Articles of Incorporation
  3.2*   Amended and Restated Bylaws
  5*     Opinion of Morgan, Lewis & Bockius LLP regarding the legality of the shares of common stock being registered
 10.1**  1993 Stock Incentive Plan
 10.2**  1998 Equity Compensation Plan
 10.3**  Form of Stock Purchase Agreement providing registration rights to certain shareholders
 10.4**  Employment Agreement with Keith C. Spurgeon
 10.5**  Employment Agreement with Thomas G. Vellios
 10.6**  Employment Agreement with Robert A. Helpert
 10.7**  Amended and Restated Loan and Security Agreement dated October 9,
         1997, as amended, between Zany Brainy, Inc. and First Union
         Corporation, as successor in interest to CoreStates Bank, N.A.
 21**    Subsidiaries
 23.1    Consent of Arthur Andersen LLP
         Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed
 23.2*   as Exhibit 5 hereto)
         Power of Attorney (included on signature page to this Registration
 24.1**  Statement)
 27**    Financial Data Schedule

--------
** Previously filed.
*  To be filed by amendment.